UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2010
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 North 87th Street
Scottsdale, Arizona	85260-3649
(Address of principal executive offices)	(Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On January 28, 2010, JDA Software Group, Inc. (“JDA”) announced that it had completed the previously announced acquisition of i2 Technologies, Inc. (“i2”). Pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated November 4, 2009 (the “Merger Agreement”), by and among JDA, i2 and Alpha Acquisition Corp., a wholly-owned subsidiary of JDA (“Merger Sub”), on January 28, 2010 (the “Closing Date”), the Merger Sub merged with and into i2, with i2 thereafter becoming a wholly-owned subsidiary of JDA (the “Merger”).
     In accordance with the terms of the Merger Agreement, on the Closing Date each outstanding share of i2 common stock was converted into the right to receive $12.70 in cash and 0.2562 of a share of JDA’s common stock; provided, however, that holders of i2 common stock will not receive any fractional JDA shares in the Merger and are, in lieu thereof, entitled to receive a cash payment equal to the fraction of a share of JDA’s common stock to which the holder would otherwise be entitled multiplied by the average closing price of JDA’s common stock on The Nasdaq Stock Market for the five consecutive trading days through and including January 25, 2010, or $26.25. Holders of i2 common stock will be contacted by the exchange agent for the Merger for information regarding this process.
     Also, pursuant to the Merger Agreement, on the Closing Date each issued and outstanding share of i2’s Series B Convertible Preferred Stock was converted into the right to receive $1,100.00 per share in cash, plus all accrued and unpaid dividends through the effective time of the Merger, each outstanding option to purchase i2 common stock was canceled and converted into the right to receive the merger consideration with respect to the number of shares of i2 common stock that would have been issuable upon a net exercise of such option, and each outstanding restricted stock unit award became fully vested (except that if the applicable award agreement provided that a lesser percentage became vested upon consummation of the Merger, such award only became vested as to such lesser percentage) and was canceled, and the holder of such award became entitled to receive the applicable merger consideration for each share of i2 common stock into which the vested portion of the award would otherwise have been convertible.
     On November 5, 2009, JDA filed a copy of the Merger Agreement, and other related agreements, with the Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K, and the Merger Agreement is incorporated into this Current Report on Form 8-K by this reference. JDA has also filed with the SEC a Registration Statement on Form S-4 (File No. 333-163215), as amended, containing a prospectus of JDA and a proxy statement of i2, and each of JDA and i2 have filed with the SEC other documents regarding the Merger. The proxy statement/prospectus was mailed to stockholders of i2 on or about December 28, 2009. A copy of JDA’s news release announcing, among other things, completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated November 4, 2009, by and among JDA Software Group, Inc., i2 Technologies, Inc. and Alpha Acquisition Corp. (incorporated by reference to Exhibit 2.1 of JDA’s Current Report on Form 8-K filed on November 5, 2009)*

99.1	News release for JDA Software Group, Inc., dated January 28, 2010

*	Certain schedules have been omitted and JDA agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010	JDA Software Group, Inc.
	By:	/s/ Hamish N. Brewer
Hamish N. Brewer
President and Chief Executive Officer